Amendment #12
to the
AUTOMATIC
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 1, 2004
Between
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
(THE COMPANY)
And
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE REINSURER)

The purpose of this amendment is to include PruTerm WorkLife 65 and revise Tables 10, 11, 12, and 13 to allow for Band 2 rates to also apply to policies under $100,000.  THE COMPANY and THE REINSURER have by their respective officers agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of January 1, 2011.

1.	Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings set forth in the Agreement.

2.	Amendment of Schedule A, Section 1. SCHEDULE A, SECTION 1, POLICIES REINSURED is hereby deleted in its entirety and replaced with the following:

This Agreement covers the following policies issued by THE COMPANY:

•	Appreciable Life – Form Numbers ALA-84, ALB-84, ALA-86, ALB-86 and all state variations
•	Charity Plus – Form Number CUL-B-106 and all state variations
•	M Premier VUL – Form Numbers MPVUL-2003, MPVUL- 2008, and all state variations
•	MyLegacy – Form Number SPUL-2009 and all state variations
•	MyTerm – Form Number PFT-2007 and all state variations
•	PruLife Advisor Select – Form Number VULPAS 2002 and all state variations
•	PruLife Custom Premier – Form Number VUL-2000 and all state variations
•	PruLife Custom Premier II – Form Numbers VUL-2004, VUL-2005, VUL-2008, and all state variations
•	PruLife Return of Premium Term – Form Number PLTIR-2006 and all state variations
•	PruLife Universal – Form Number UL-2000 and all state variations
•	PruLife Universal Plus – Form Number UL-2001 and all state variations
•	PruLife Universal Plus/Protector –Form Numbers UL-2003, UL-2005, UL-2007, ULNT-2003, ULNT-2005, and all state variations
•	PruLife SUL Plus/Protector (SUL Plus 2003 and SUL Protector 2003 and 2007)-- Form Numbers SUL-2003, SULNT-2003, SULNT-2007, and all state variations
•
PruSelect III –Form Number CVUL-1999 and all state variations.  Excluded from this Agreement are policies with effective dates of either July 7, 2007 and later that are written under Prudential Financial Inc. Non-Qualified Retirement Plan Trust owned COLI covering Prudential employees, or December 1, 2002 and later that are written under the Prudential owned COLI covering Prudential employees.

•	PruTerm WorkLife 65 – Form Number PLTUB-2011 and all state variations
•	PruVider – Form Number VAL-DR-105 and all state variations
•	Survivorship Variable Universal Life – Form Number SVUL-2000 and all state variations
•	Term Elite and Essential – Form Numbers PLTI-2000, PLTINC-2000, PLTINC-2001, PLTIC-2003, PLTI-2005, PLTIC-2005, PLTI-2007, PLTIC-2007, PLTI-2008, PLTIC-2008, and all state variations
•
Variable Appreciable Life – Form Numbers VALA-84, VALB-84, VALA-86, VALB-86, and all state variations.  Excluded from this Agreement are policies with effective dates of either July 10, 1989 and later or July 10, 1991 and later written under the Prudential owned COLI covering Prudential employees.

•	Variable Life Insurance – Form Number VFL-85 and all state variations
•	VUL Protector – Form Number VULNT-2009 and all state variations
•
All subsequent policies issued on policy forms that are essentially revisions to the above products, notwithstanding the fact that new form numbers are assigned for state filing or administrative purposes.

In addition, the following supplemental benefits and riders on reinsured policies are included in this Agreement:

•	Target Term Rider (TTR)
•	Supplemental Insurance Amount (SIA)
•
Any other term riders that provide additional life insurance on the life of the insured including, Appreciable Plus Term Rider, Annual Renewable Term Riders, Decreasing Term Riders, Level Premium Term Riders, and Term Protector Riders

•	Estate Protection Rider

Excluded from the Agreement are the following supplemental benefits and riders:
•	Accidental Death Benefit
•	Applicant’s Waiver of Premium
•	Rider for Return of Premium
•	Unscheduled Premium Benefit
•	Riders that provide additional life insurance on the life of the spouse of the insured
•	Riders that provide additional life insurance on the lives of any dependent children of the insured
•	Rider for Waiver of Premium Benefit Due to Insured’s Disability or Unemployment

This Agreement covers policies of the above types that are under the following policy statuses:
•	Inforce premium paying as of the Effective Date
•	Lapsed within the reinstatement period and subsequently reinstated
•	New Business effective on or after the Effective Date
•	Extended Term Insurance as of the Effective Date
•	Fully Paid-Up Insurance as of the Effective Date
•	Reduced Paid-Up Insurance as of the Effective Date

3.	Amendment of Schedule B, Section 1. SCHEDULE B, SECTION 1, REINSURANCE PREMIUMS, is hereby deleted in its entirety and replaced with the following:

[REDACTED]

4.
Amendment to Schedule B. Tables 10, 11, 12, and 13 are hereby deleted in their entirety and replaced with the attached Tables 10a, 11a, 12a, and 13a.  The new tables extend the Band 2 rates to also apply to policies under $100,000, but the rates in the tables have not changed.

5.	Attachment to Schedule B. Table 20 is hereby attached to Schedule B.

6.
Effect of Amendment.  This Amendment # 12 shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein.  The Agreement, as amended by this Amendment # 12, is and shall continue to be in full force and effect in accordance with its terms.

7.	Counterparts. This Amendment # 12 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

Y-Excess-2004-PLNJ-PICA-12

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment # 12 in duplicate on the dates indicated below, with an effective date of January 1, 2011.

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________	By:________________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Witnessed By:_________________________	Witnessed By:_________________________
Name:_______________________________	Name:_______________________________
Date:_______________________________	Date:_______________________________

Y-Excess-2004-PLNJ-PICA-12